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                                                                  EXHIBIT 10.20


                        SEPARATION AGREEMENT AND RELEASE

       This Separation Agreement and Release ("AGREEMENT") is entered into as of the 10th day of January, 2001 by and between Cysive, Inc. ("CYSIVE"), and Robert Rubinstein ("RUBINSTEIN"), whose address is 1913 Upper Lake Drive, Reston, VA 20191.

       WHEREAS, Rubinstein has been employed by Cysive; and

       WHEREAS, Rubinstein's employment with Cysive terminated, effective January 19, 2001; and

       WHEREAS, Rubinstein and Cysive wish to resolve amicably all outstanding issues between them.

       NOW THEREFORE, in consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. TERMINATION. Rubinstein's employment with Cysive terminated, effective January 19, 2001.

       2. SALARY AND BENEFITS. Upon execution of this Agreement, the parties agree as follows:


              a. On or after February 2, 2001, Cysive will provide Rubinstein his final paycheck for services rendered up and through January 19, 2001.

              b. So long as Rubinstein has submitted complete and accurate time records up through January 19, 2001, Cysive will provide Rubinstein on or before February 2, 2001 with payment for accrued and unused vacation.

              c. Rubinstein agrees to provide written instructions to Merrill Lynch on the disposition of Rubinstein's funds, if any, held in a 401(k) account.

              d. Cysive shall continue to provide medical and dental health coverage of the type in existence prior to Rubinstein's termination, such coverage to end on December 31, 2001.

              e. Following December 31, 2001, Rubinstein shall be entitled to elect to continue, at his cost, coverage under the Cysive health plan, in accordance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

       3. EQUIPMENT. Rubinstein agrees to return any and all Cysive computer related equipment assigned to Rubinstein, including without limitation, all laptops, servers, computers, docking stations, monitors, accessories and printers (the "COMPUTER EQUIPMENT") to Elaine Schincariol at 10780 Parkridge Blvd., Suite 400, Reston, Virginia 20191 in good working



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order on or before February 28, 2001. Rubinstein further agrees to return to
Cysive on or before February 28, 2001, all other Cysive personal property, including without limitation, all pagers, cell phones, palm pilots (or the like), calling cards and corporate credit cards (e.g., Diners Club).

       4. SEVERANCE. (a) Subject to the terms and conditions contained herein, Cysive shall provide Rubinstein a severance payment equal to $137,388.45, less usual taxes and withholdings (the "PAYMENT"), which payment shall be made at a bi-weekly rate of $5,607.70, less usual taxes and withholdings, and shall be made with Cysive's regular payroll beginning with Cysive's February 2, 2001 salary disbursement and ending on Cysive's December 21, 2001 salary distribution, provided, however, that in the event Rubinstein fails to return the Computer Equipment pursuant to SECTION 3, the Payment shall be reduced by $2,000.00 (the "COMPUTER DEPOSIT"). Cysive will pay the Computer Deposit promptly upon receipt of the Computer Equipment, in good working order, but in no event later than March 31, 2001

              (b) Notwithstanding the forfeiture requirements contained in the sixth sentence of SECTION 1(c) of Rubinstein's employment agreement dated as of January 1, 2000 (the "EMPLOYMENT AGREEMENT"), Cysive agrees to distribute to Rubinstein on or before February 2, 2001 the split dollar life insurance policy (the "SPLIT DOLLAR POLICY") and to release any and all security interests in the Split Dollar Policy created under that certain split dollar collateral assignment (the "SPLIT DOLLAR COLLATERAL ASSIGNMENT"). Additionally, on or before February 2, 2001, Cysive agrees to pay to Rubinstein $19,833.65 which amount represents the estimated income taxes payable with respect to the Split Dollar Premium (the "INCOME TAX ADJUSTMENT"). Rubinstein acknowledges that he is not entitled to the Payment, the Split Dollar Policy, the release of the security interest or the Income Tax Adjustment but for his execution of this Agreement and the release provision of SECTION 5 in particular. Except as set forth herein, Rubinstein acknowledges that, after January 19, 2001, he is not entitled to any further compensation from Cysive pursuant to this Agreement, his employment or any other source.

       5. RELEASE. (a) Rubinstein hereby releases, remises and discharges Cysive and each and every one of its former or current directors, officers, employees, members, agents, successors, predecessors, subsidiaries, assigns and attorneys of and from all actions, causes of action, claims or complaints (collectively, "CLAIMS"), known or unknown, in law or equity which Rubinstein or his heirs, executors, administrators, assigns, agents, representatives or attorneys ever had or now has by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, including but not limited to any Claim for any alleged violation of any federal, state or local statutes, regulations or ordinances, including but not limited to the AGE DISCRIMINATION IN EMPLOYMENT ACT (29 U.S.C. SECTIONS 621 ET SEQ.), Title VII of the Civil Rights Acts of 1964, as amended (42 U.S.C. Sections 2000e et seq.), Sections 1981 through 1988 of Title 42 of the United States Code (42 U.S.C. Sections 1981-88), the Americans With Disabilities Act (42 U.S.C. Sections 12101 et seq.), the Fair Labor Standards Act (29 U.S.C. Sections 201 et seq.), the Family and Medical Leave Act (29 U.S.C. Sections 2601 et seq.), the Employee Retirement Income Security Act (other than any accrued benefit(s) to which Rubinstein has a non-forfeitable right under any ERISA pension


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benefit plan), the California Fair Employment and Housing Act, the California
Family Rights Act, the Virginia Human Rights Act, the Illinois Human Rights Act, any other applicable state law, and any amendments to any of the foregoing. Such release includes, but is not limited to, any claim Rubinstein or his counsel may have, or had, for payment of attorney's fees or reimbursement of expenses. Furthermore, except as provided herein, Rubinstein shall not pursue any such Claim in any court, agency, board, committee or forum whatsoever, and shall reimburse Cysive for all fees and expenses associated with Cysive's defense should Rubinstein pursue such a Claim. However, this does not preclude Rubinstein from exercising his right to apply for unemployment benefits.

              (b) Cysive hereby advises Rubinstein to consult with an attorney prior to executing this Agreement.

       6. ARBITRATION. Except in the case where equitable relief is permitted, all disputes between Rubinstein and Cysive or any of its current, former or future parents, subsidiaries or affiliates shall be submitted to final and binding arbitration. This arbitration shall take place in Fairfax County, Virginia, under the Employment Dispute Resolution Rules of the American Arbitration Association before an experienced employment arbitrator licensed to practice law in Virginia selected in accordance with those rules. The arbitrator may not modify or change this Agreement in any way. Each party shall pay for its own costs and expenses, including without limitation, attorneys' fees and costs. If any party prevails on a statutory claim which affords attorneys' fees and costs, the arbitrator may award reasonable attorneys fees and/or costs to the prevailing party. At the conclusion of the Arbitration the arbitrator shall issue a written award. Arbitration in this manner shall be the exclusive remedy for any dispute. Should Rubinstein or Cysive attempt to resolve an dispute by any method other than arbitration pursuant to this Section, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of the breach.

       7. CONFIDENTIALITY. Rubinstein shall keep confidential the terms and content of this Agreement, the fact of the execution of this Agreement and the circumstances leading to the execution of this Agreement, and shall not disclose them except as necessary to his accountants, attorneys, income tax preparers or similar professionals, each of whom shall be bound by this confidentiality requirement. Rubinstein will not make any statement or comment to any third party, including Cysive employees, that would disparage or derogate Cysive and/or any of its employees. The provisions of this paragraph are material terms of this Agreement.

       8. MISCELLANEOUS. (a) Rubinstein acknowledges that he has read carefully this entire Agreement, including but not limited to the release provision of Section 5 and affirms that he is executing this Agreement voluntarily and of his own free act and deed.

              (b) If any portion of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.



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              (c)    This Agreement is governed by the law of the Commonwealth
of Virginia, without regards to its conflict of laws provisions.

              (d) This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements or understandings. Notwithstanding the prior sentence, Rubinstein's obligations of non-competition, non-disclosure and all other obligations as contained in his employment agreement remain in full force and effect and are incorporated by reference herein. This Agreement may be modified only in writing signed by both parties.

              (e) This Agreement does not, and shall not in any way be construed to, constitute an admission of wrongdoing or liability by either party.




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       By signing this document, Rubinstein agrees and understands that he is releasing unknown as well as known claims in exchange for the compensation set forth above.


                                    CYSIVE, INC.


                                    By: /s/ NELSON A. CARBONELL, JR.
                                       ----------------------------------
                                             Nelson A. Carbonell, Jr.
                                             Chairman, President and
                                             Chief Executive Officer




                                    EMPLOYEE:

                                     /s/ ROBERT RUBINSTEIN
                                    -------------------------------------
                                    ROBERT RUBINSTEIN
                                    DATE:  1/10/2001
                                        ---------------------------------


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